Exhibit 5.1

SPECTRA ENERGY CORP

5400 Westheimer Court

Houston, Texas 77056

December 22, 2006

The Board of Directors

5400 Westheimer Court

Houston, Texas 77056

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

I am General Counsel and Secretary of Spectra Energy Corp, a Delaware corporation (the “Company”). This opinion is being rendered solely in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 50,193,589 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, authorized for issuance pursuant to the Spectra Energy Corp 2007 Long-Term Incentive Plan (the “LTIP”), the Spectra Energy Retirement Savings Plan (the “401(k) Plan”), the Spectra Energy Corp Executive Savings Plan (the “Executive Savings Plan”) and the Spectra Energy Corp Directors’ Savings Plan (the “Directors’ Savings Plan” and, together with the LTIP, the 401(k) Plan, and the Executive Savings Plan, the “Plans”).

This opinion is being furnished pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinion set forth herein, I or attorneys under my supervision (with whom I have consulted) have examined the Plans and the Registration Statement (including the exhibits thereto) and originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinion set forth below. The opinion set forth below is subject to the following further qualifications, assumptions and limitations that:

(a) all Shares will be issued in accordance with the terms of the respective Plans;

(b) the consideration received by the Company for each Share delivered pursuant to the respective Plan shall not be less than the par value of such Share; and

I am familiar with the corporate proceedings taken by the Company in connection with the authorization of each Plan and have made such other examinations of law and fact as I considered necessary in order to form a basis for the opinion hereafter expressed.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion that I or attorneys under my supervision (with whom I have consulted) did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

I am admitted to the bar in the State of Colorado and I do not express any opinion with respect to the laws of any other jurisdiction. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, I am of the opinion that the issuance of the Shares reserved for issuance under each Plan have been duly authorized and that the Shares, when issued and delivered in accordance with the terms of each Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ William S. Garner, Jr.
Name:	William S. Garner, Jr.
Title:	General Counsel and Secretary